                     CHANGE-IN-CONTROL PROTECTIVE AGREEMENT
                     --------------------------------------

         THIS AGREEMENT entered into this 4th day of April, 2005 (the "Effective Date"), by and between First South Bank (the "Bank"), First South Bancorp, Inc. (the "Company"), and Larry W. Mallard (the "Employee").

         WHEREAS, the Employee has commenced employment with the Bank effective this date, and the Bank deems it to be in its best interest to enter into this Agreement as an additional incentive to the Employee to continue as an employee of the Bank; and

         WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event a change of control occurs with respect to the Bank or the Company.

         NOW, THEREFORE, the undersigned parties agree as follows:

         1.   Defined Terms
              -------------

         When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

              (a) "CHANGE IN CONTROL" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the Bank shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

              (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

              (c) "CODE SS.280G MAXIMUM" shall mean the product of 2.99 and the Employee's "base amount" as defined in Code ss.280G(b)(3).

              (d) "GOOD REASON" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee is serving on such Board on the date of the Change in Control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

              (e) "JUST CAUSE" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

              (f) "PROTECTED PERIOD" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement.

              (g) "Trust" shall mean a grantor trust designed in accordance with Revenue Procedure 92-64 and having a trustee independent of the Bank and the Company.

         2.   Trigger Events
              --------------

         The Employee shall be entitled to collect the severance benefits set forth in Section 3 of this Agreement in the event that (i) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (ii) the Bank, the Company, or their successor(s) in interest terminate the Employee's employment for any reason other than Just Cause during the Protected Period.

         3.   Amount of Severance Benefit
              ---------------------------

         If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to one times the Employee's base annual salary in effect when the Protected Period begins. In no event, however, will this amount exceed the difference between (i) the Code ss.280G Maximum and (ii) the sum of any other "parachute payments" (as defined under Code ss.280G(b)(2)) that the Employee receives on account of the Change in Control. Said sum shall be paid in one lump sum within ten (10) days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company.

         In the event that the Employee and the Bank agree that the Employee has collected an amount exceeding the Code ss.280G Maximum, the parties may jointly agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

         4.   Funding of Grantor Trust upon Change in Control
              -----------------------------------------------

         Not later than ten business days after a Change in Control, the Bank shall (i) deposit in a Trust an amount equal to the amount of the severance benefit as defined in Section 3 hereof, unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. Upon the earlier of the Trust's final payment of all amounts due under the following paragraph or the date 27 months after the Change in Control, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

         During the 27-consecutive month period after a Change in Control, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the fifth
(5th) business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the Bank shall pay the costs of such arbitration. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

         5.   Term of the Agreement
              ---------------------

         This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of (i) the date 12 months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Bank under any of the circumstances described in Section 2 hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolutions that the performance of the Employee has met the requirements and standards of the Board, and that this Agreement shall be extended.

         6.   Termination or Suspension Under Federal Law
              -------------------------------------------

              (a) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

              (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

              (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

              (d) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

         7.   Expense Reimbursement
              ---------------------

         In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank or the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

         8.   Successors and Assigns
              ----------------------

              (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.

              (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

         9.   Amendments
              ----------

         No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         10.  Applicable Law
              --------------

         Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         11.  Severability
              ------------

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         12.  Entire Agreement
              ----------------

         This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                                      FIRST SOUTH BANK


/s/ William L. Wall                          By: /s/ Thomas A. Vann
--------------------------                       --------------------------
Secretary                                        It's President


ATTEST:                                      FIRST SOUTH BANCORP, INC.


/s/ William L. Wall                          By: /s/ Thomas A. Vann
--------------------------                       --------------------------
Secretary                                        It's President



WITNESS:                                     EMPLOYEE


/s/ Rebecca Ledbetter                        /s/ Larry W. Mallard
--------------------------                   ------------------------------
                                             Larry W. Mallard

                             FIRST AMENDMENT TO THE

                     CHANGE IN CONTROL PROTECTIVE AGREEMENT

         WHEREAS, LARRY W. MALLARD (the "Employee") entered into a Change-in-Control Protective Agreement with First South Bank (the "Bank") and First South Bancorp, Inc. (the "Company") effective April 4, 2005 (the "Agreement"); and

         WHEREAS, the Bank, the Company and the Employee desire to amend the Agreement to modify the benefit the Employee would receive under the Agreement in the event of a change in control of the Bank or the Company; and

         WHEREAS, the Agreement provides that the Agreement may be amended or modified by means of a written instrument signed by the parties.

         NOW, THEREFORE, the Bank, the Company and the Employee hereby agree to amend the Agreement as follows:

                                  FIRST CHANGE

         Effective immediately, the first sentence of the first paragraph of
Section 3 shall be amended to read as follows:

                  "If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to two times the Employee's base annual salary in effect when the Protected Period begins."

         IN WITNESS WHEREOF, the Bank has caused this Amendment to the Agreement to be executed by its duly authorized officer, and Employee has signed this Amendment, on the 7th day of February, 2007.

ATTEST:                                          FIRST SOUTH BANK

/s/ William L. Wall                              /s/ Thomas A. Vann
--------------------------                       --------------------------
                                                 For the Board of Directors



ATTEST:                                          FIRST SOUTH BANCORP, INC.

/s/ William L. Wall                              /s/ Thomas A. Vann
--------------------------                       --------------------------
                                                 For the Board of Directors



WITNESS:                                         EMPLOYEE

/s/ Kristie W. Hawkins                           /s/ Larry W. Mallard
--------------------------                       --------------------------
                                                 Larry W. Mallard